Exhibit 99.1

         Concord Names Seasoned Sales Executive Ted Williams to Lead Worldwide Sales and Service Organizations

    MARLBORO, Mass.--(BUSINESS WIRE)--Oct. 20, 2004--

  New Executive Vice President Brings Strong Operational, Sales, and
     Customer Relationship Credentials to Existing Management Team

    Concord Communications, Inc. (Nasdaq: CCRD), a global provider of Business Service Management (BSM) software solutions, today announced that it has named Ted Williams as its new Executive Vice President of Worldwide Field Operations. Over the past 25 years, Williams has been instrumental in creating strong market demand and generating consistent revenue growth for enterprise software companies. At Concord, Williams will direct the company's global sales force, manage its international reseller network, and oversee its professional services team.
    "Ted's exceptional track record, strong customer relationships, and thorough grasp of the enterprise software market were key factors in his selection for this role," stated Jack Blaeser, president and CEO of Concord Communications. "His systematic approach to selling, his experience with large and complex deals, and his total commitment to customer success and satisfaction all align directly with our corporate philosophy. I am confident that Ted will be instrumental in leading our sales organization to new levels of productivity and achievement."
    Prior to joining Concord, Williams was executive vice president of worldwide sales for MRO Software, a strategic asset management software provider, where he directed a global team of more than 175 sales professionals and alliance managers. A ten-year veteran of MRO Software's sales team, Williams substantially contributed to that company's impressive revenue growth of more than 700 percent since the early 1990s. Williams' ability to develop measurable, repeatable processes that leverage a combination of sales best practices and supporting technologies allowed him to consistently succeed against the competition. Once sold, customers also remained a priority for Williams, enabling him to assemble a deep executive-level network within the Global 1000. Williams' network and operational leadership experience will prove strong assets for Concord.
    Commenting on his appointment, Ted Williams remarked, "Concord appears to be uniquely qualified to address a growing market opportunity. I am confident in the company's ability to execute on that opportunity and I am excited to bring a fresh perspective and new energy to the task. I look forward to leveraging my experience in managing multiple sales channels and my strong ties with systems integrators to contribute to Concord's future success."
    Earlier in his career at MRO Software, Williams served as director of industry marketing and managed the company's MAXIMO product line. Prior to MRO Software, Williams held project management roles at two world-leading engineering/construction companies, Fluor Corporation and Stone & Webster Engineering Corporation. He also served as president and COO of Comac Systems Corporation, an enterprise software startup. Williams earned his M.B.A. from San Francisco State University, and his engineering degree from Northeastern University. He has taught management classes at Boston University and Emmanuel College.

    About Concord Communications

    Concord Communications, Inc. (Nasdaq: CCRD) provides an integrated software solution that enables companies to map their IT services to business needs, measure their actual end-user experience, and manage their applications, systems, and networks. More than 3000 companies worldwide, including 23 of the world's 24 largest service providers, rely on Concord's Business Service Management software to optimize IT services to drive business success. Based in Marlboro, Mass., Concord maintains offices around the globe and can be found on the web at www.concord.com.

    Concord Communications, Inc., the Concord logo, eHealth, and Map. Measure. Manage. are trademarks of Concord Communications, Inc.

    Forward-looking statements made in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements involve risks and uncertainties, and actual results could differ materially from the forward-looking statements contained herein. Risks and uncertainties include, without limitation, risks in product development and market acceptance of, and demand for, the Company's products, specifically including the Company's business service management solution; risks associated with sales execution; risks associated with competition, specifically including competition in the business service management market; risks in technology development and commercialization; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including but not limited to, the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements should be considered in light of all these factors. The information contained in this press release is applicable only today and should thereafter be considered historical and will no longer constitute the Company's current expectations. The Company undertakes no obligation to update information contained in this press release.

    CONTACT: Concord Communications
             Eric Snow, 508-486-4508
             Public Relations
             pr@concord.com
             or
             Concord Communications
             Ray Ruddy, 508-303-4530
             Investor Relations
             investorrelations@concord.com